Exhibit 99.2

CHANGE IN CONTROL SEVERANCE AGREEMENT

This CHANGE IN CONTROL SEVERANCE AGREEMENT (“Agreement”) is made and entered into as of August 21, 2017, by and between LIFETOUCH INC., a Minnesota corporation (“Lifetouch”) and Michael Meek, a resident of the state of Minnesota (“Executive”).

WHEREAS, Executive is a key member of the management of Lifetouch and devotes substantial skill and effort to the affairs of the Company, pursuant to an Employment Agreement, and Lifetouch desires to recognize the significant personal contribution that Executive makes and is expected to continue to make to further the best interests of the Company.

WHEREAS, it is desirable and in the best interests of the Company to continue to obtain the benefits of Executive’s services and attention to the affairs of the Company.

WHEREAS, it is desirable and in the best interests of the Company to provide inducement for Executive (A) to remain in the service of the Company in the event of any proposed or anticipated change in control of the Company and (B) to remain in the service of the Company in order to facilitate an orderly transition in the event of a change in control of the Company.

WHEREAS, it is desirable and in the best interests of the Company that Executive be in a position to make judgments and advise Lifetouch with respect to proposed changes in control of Lifetouch without regard to the possibility that Executive’s employment may be terminated or materially changed in the event of certain changes in control of Lifetouch.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, Lifetouch and Executive agree as follows:

1. Application of Agreement. No amounts or benefits shall be payable or provided for pursuant to this Agreement unless a Change in Control shall occur during the Term of this Agreement.

2. Involuntary Termination of Employment. If Executive’s employment with the Company terminates by reason of an Involuntary Termination by the Company without Cause, or by Executive for Good Reason, upon or after the First Change in Control and prior to the end of the Transition Period, the Company shall provide to Executive the benefits set forth in Sections 2(a) through 2(b) below, subject to the limitations and conditions in Section 2(c) and Section 3:

(a) Lump Sum Severance. Lifetouch (or its Successor) shall pay to Executive a lump sum cash payment equal to two (2) times the sum of (A) the Executive’s Base Salary plus (B) the Executive’s Target Incentive Bonus.

(b) Benefits Premium Payment. Lifetouch (or its Successor) shall pay to Executive a lump sum cash payment equal to twenty-four (24) times the Company’s portion of the monthly premiums for group medical, group dental and basic group life insurance coverage, to the extent Executive is then participating in such group plans, at the coverage level and premium rates in effect immediately prior to the Termination Date or at the time of the Change in Control, whichever is more favorable to the Executive.

(c) Timing. The amounts payable pursuant to Sections 2(a) and (b) above (subject to any applicable offsets under Section 3(c)) shall be paid to Executive within ten (10) business days after the Release becomes final and is no longer subject to rescission or revocation by Executive, but in any event not later than 2 1⁄2 months after the end of the calendar year in which the Termination Date occurs. If the consideration and rescission periods applicable to the Release cross over two calendar years, then the payments hereunder shall be made on the later of (i) the 10th day after the Release becomes final and (ii) the first business day of the calendar year following the year in which the Termination Date occurs.

(d) Payment for Accrued Earnings. In addition to any other amounts owing under this Agreement, upon termination of Executive’s employment for any reason, Lifetouch (or its Successor) shall pay to Executive any accrued but unpaid Base Salary, bonus or other wages, in accordance with the Company’s payroll practices, and any amounts payable in accordance with the Company benefit plans and programs in which Executive was participating at the time of termination of employment, in accordance with the applicable plans and programs.

3. Withholding of Taxes, Other Limitations.

(a) Taxes. All payments to Executive hereunder are subject to withholding of income and employment taxes and all other amounts required by law. Executive shall be solely responsible for the payment of all taxes due and owing with respect to wages, benefits, and other compensation provided to him hereunder.

(b) Termination Notice. Any notice of termination for Cause or Good Reason shall, as applicable, specify whether such termination by the Company is with or without Cause, or by Executive is with or without Good Reason, and, if with Cause or Good Reason, shall set forth in reasonable detail the basis therefor. Any failure by Executive or the Company to set forth in the notice of termination any fact or circumstance that contributes to a showing of Cause or Good Reason shall not waive any right of the Executive or the Company or preclude the Executive or the Company from asserting such fact or circumstance in enforcing rights hereunder.

(c) Offsets. Notwithstanding any other provision of this Agreement, the payments and benefits required by Section 2 shall be reduced by the aggregate cash severance pay that Executive is eligible to receive from the Company (or its Successor) under any policy, plan or agreement of the Company, other than this Agreement, in the event of the termination of Executive’s employment with the Company, including without limitation severance payable under the Employment Agreement or any other employment or severance agreement entered into between Executive and the Company (but not reduced by any in-kind benefits available to Executive thereunder such as outplacement or group benefit plan premiums).

(d) Release Requirement. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to make any payments to Executive under Section 2 hereof unless Executive shall have signed a release of claims in favor of the Company substantially in the form attached as Exhibit A (the “Release”), all applicable consideration periods and rescission periods provided by law shall have expired, and Executive is in material compliance with the terms of this Agreement and the Employment Agreement as of the date of each payment. Lifetouch shall provide Executive with the Release for execution not later than five (5) business days following the Termination Date.

(e) Post-Termination Obligations. Upon termination of employment, Executive shall have such post-termination obligations as set forth in the Employment Agreement or under any applicable laws or under any other agreements then in effect between Executive and the Company.

(f) Code Section 409A. This Agreement is intended to be exempt from the requirements of Section 409A(a)(2), (3) and (4) of the Code, including current and future guidance and regulations interpreting such provisions, as a “short-term deferral” and should be interpreted accordingly. Notwithstanding anything in this Agreement to the contrary, this Agreement and the payments and benefits provided hereunder shall be interpreted, operated and administered in a manner consistent with such intentions. Without limiting the generality of the foregoing, if and to the extent required to comply with Code Section 409A, (i) each payment made under this Agreement shall be treated as a separate payment and any right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments; (ii) any expenses eligible for reimbursement (including attorneys’ fees under Section 6 below) in one taxable year shall not affect the expenses eligible for reimbursement in any other taxable year, the reimbursement of an eligible expense shall be made no later than the end of the year after the year in which such expense was incurred, and the right to reimbursement shall not be subject to liquidation or exchange for another benefit; and (iii) no payment or benefit required to be paid under this Agreement on account of a termination of Executive’s employment shall be made unless and until Executive incurs a “separation from service” within the meaning of Section 409A. If Executive is a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i), then to the extent necessary to avoid subjecting Executive to the imposition of any additional tax under Code Section 409A, amounts payable as deferred compensation that would otherwise be payable under this Agreement during the six-month period immediately following a “separation from service” within the meaning of Code Section 409A(a)(2)(A)(i) shall not be paid during such period, but shall instead be accumulated and paid in a lump sum on the first business day following the earlier of (A) the date that is six months after the separation from service or (B) Executive’s death.

4. Definitions. When used in this Agreement with initial capitalized letters, the following terms have the meanings indicated below, unless context requires otherwise:

(a) Base Salary. “Base Salary” means the greater of (i) Executive’s annual base salary rate in effect on the Termination Date or (ii) Executive’s annual base salary rate in effect at the time of the First Change in Control.

(b) Cause. “Cause” means:

(i) persistent failure by Executive to perform the duties of Executive’s employment, which failure is demonstrably willful and deliberate on the part of Executive and constitutes gross neglect of duties by Executive and which is not remedied within 30 days after receipt of written notice thereof;

(ii) the conviction of or plea by Executive of guilty or nolo contendere for a felony involving theft, misrepresentation, fraud or other the act or acts substantially detrimental to the Company or its reputation; or

(iii) the Executive’s material breach of this Agreement or the Employment Agreement, which breach remains uncured for at least 30 days after Executive receives written notice from the Company’s Board of Directors specifically describing the alleged breach.

(c) Change in Control. “Change in Control” of Lifetouch means one of the following:

(i) Any “person” (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, or any successor statute thereto (the “Exchange Act”)), other than the Lifetouch Inc. Employee Stock Ownership Trust, acquires or becomes a “beneficial owner” (as defined in Rule 13d 3 or any successor rule under the Exchange Act), directly or indirectly, in one or a series of related transactions, of securities of Lifetouch representing more than 50% of the combined voting power of the securities of Lifetouch entitled to vote generally in the election of directors (“Voting Securities”) then outstanding or more than 50% of the shares of common stock of Lifetouch (“Common Stock”) outstanding;

(ii) Consummation of a reorganization, merger or consolidation of Lifetouch or a statutory exchange of outstanding Voting Securities of Lifetouch, other than a reorganization, merger, consolidation or exchange (A) with a subsidiary of Lifetouch or (B) in which more than 50% of the combined voting power of the then-outstanding Voting Securities of Lifetouch is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the Voting Securities of Lifetouch immediately prior to such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership, immediately prior to such transaction; or

(iii) Consummation of the sale or other disposition of all or substantially all of the assets of Lifetouch (in one or a series of transactions), other than to an organization with respect to which, immediately following such sale or other disposition, more than 50% of, respectively, the combined voting power of the then-outstanding voting securities of such organization entitled to vote generally in the election of directors and the then-outstanding voting securities of such organization is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the Voting Securities and shares of Lifetouch immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the Voting Securities and shares of Lifetouch, as the case may be.

(d) Code. “Code” means the Internal Revenue Code of 1986, as amended, including current and future guidance and regulations interpreting applicable provisions thereof.

(e) Company. “Company” means Lifetouch and any parent, subsidiary or affiliated entity that is controlled by or under common control with Lifetouch.

(f) Disability. “Disability” means a continuing condition of Executive that has been determined to meet the criteria set forth in the Company’s Lifetouch Inc. Long Term Disability Income Plan in which Executive is a participant, or similar successor plan, to render Executive eligible for long-term disability benefits under such group plan. The determination shall be made by the insurer of such plan.

(g) Employment Agreement. The Employment Agreement entered into by Executive and the Company dated June 15, 2016 as in effect and as may be amended or replaced from time to time.

(h) First Change in Control. “First Change in Control” means the occurrence of the earliest Change in Control of Lifetouch to occur during the Term.

(i) Good Reason. A resignation by Executive for “Good Reason” means an Involuntary Termination initiated by Executive following actions by the Company, taken without Executive’s written consent, and which result in the occurrence of any of the following conditions:

(i) the material reduction of Executive’s Base Salary;

(ii) the material reduction of Executive’s position, authority, duties, or responsibilities, as such position, authority, duties, or responsibilities are in effect immediately prior to the First Change in Control, other than for Cause or on account of Disability;

(iii) the Company requires Executive to relocate to any place other than a location within fifty (50) miles of the location at which Executive performed duties immediately prior to the First Change in Control or, if Executive performed such duties at the Company’s principal executive offices, the Company relocates its principal executive offices to any location other than a location within fifty (50) miles of the location of the principal executive offices immediately prior to the First Change in Control; or

(iv) the Company’s material breach of this Agreement or the Employment Agreement.

Notwithstanding the foregoing. Good Reason shall exist only if Executive first gives written notice to Lifetouch within 90 days after the conditions giving rise to Good Reason first exist, Lifetouch fails to cure such conditions within 30 days thereafter, and Executive resigns for Good Reason effective within three (3) months following the date of Executive’s written notice hereunder.

(i) Involuntary Termination. “Involuntary Termination” means a termination of employment instigated by the Company without the consent or agreement of Executive, or which is otherwise considered an involuntary separation from service under Code § 409A or guidance thereunder.

(k) Release. “Release” has the meaning set forth in Section 3(d) of this Agreement.

(1) Successor. “Successor” means any person or entity acquiring directly or indirectly a majority of the outstanding Voting Securities of Lifetouch (by purchase, merger, consolidation or otherwise) or all or substantially all of the assets of Lifetouch.

(m) Target Incentive Bonus. “Target Incentive Bonus” means the greater of (i) Executive’s annual target incentive bonus in effect on the Termination Date or (ii) Executive’s annual target incentive bonus in effect at the time of the First Change in Control (100% of Base Salary).

(n) Term. “Term” has the meaning set forth in Section 13 of this Agreement.

(o) Termination Date. “Termination Date” means the date on which Executive’s termination of employment by the Company is effective. For purposes of the timing of payments under Section 2, the Termination Date shall mean the date on which a “separation from service” has occurred for purposes of Code Section 409A.

(p) Transition Period. “Transition Period” means the two-year period commencing on the date of the First Change in Control of Lifetouch and ending on the second anniversary of the First Change in Control of Lifetouch.

5. Successors and Assigns.

(a) This Agreement is binding on and inures to the benefit of Executive and Executive’s heirs, legal representatives and permitted assigns, and on Lifetouch and its successors and permitted assigns. No rights or obligations of Executive or Lifetouch hereunder may be assigned, pledged, disposed of or transferred by such party to any other person or entity without the prior written consent of the other party.

(b) Lifetouch will require any Successor, by agreement in form and substance satisfactory to Executive, to assume expressly and agree to perform this Agreement in the same manner and to the same extent that Lifetouch would be required to perform it if no such succession had taken place. Executive’s termination due to the sale, transfer or other disposition of all or substantially all of the assets of Lifetouch is not an Involuntary Termination if Executive is offered employment with the purchaser in connection with the transaction on terms and conditions that do not constitute Good Reason, and such purchaser agrees to become a Successor subject to the terms and conditions of this Agreement. Failure of Lifetouch to obtain such agreement prior to the effectiveness of any such succession (other than in the case of a merger or consolidation) shall be a breach of this Agreement and shall entitle Executive to compensation from Lifetouch in the same amount and on the same terms as Executive would be entitled hereunder if Executive had otherwise terminated Executive’s employment for Good

Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Termination Date. As used in this Agreement, “Company” or “Lifetouch” shall mean the Company or Lifetouch as hereinbefore defined and any Successor that is required to execute and deliver the agreement provided for in this Section 5(b) or that otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

6. Separate Representation; Attorneys’ Fees. Executive hereby acknowledges that Executive has had the opportunity to seek and receive independent advice from counsel of Executive’s own selection in connection with this Agreement and has not relied to any extent on any officer, director or shareholder of, or counsel to, the Company in deciding to enter into this Agreement. Lifetouch shall reimburse Executive for all legal fees and expenses incurred by Executive relating to any termination of Executive’s employment during the Term or relating to claims Executive may have as a result of such termination not barred by the applicable statutes of limitations, including, but not limited to, all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement. Executive shall submit verification of expenses to Lifetouch within 60 days from the date the expense was incurred, and Lifetouch shall reimburse eligible expenses within 30 days thereafter.

7. Governing Law; Jurisdiction. All matters relating to the interpretation, construction, application, validity and enforcement of this Agreement shall be governed by the laws of the State of Minnesota without giving effect to any choice or conflict of law provision or rule, whether of the State of Minnesota or any other jurisdiction, that would cause the application of laws of any jurisdiction other than the State of Minnesota. Executive and Lifetouch consent to jurisdiction of the courts of the State of Minnesota and/or the federal district courts, District of Minnesota, for the purpose of resolving all issues of law, equity, or fact arising out of or in connection with this Agreement. Any action involving claims of a breach of this Agreement shall be brought in such courts. Each party consents to personal jurisdiction over such party in the state and/or federal courts of Minnesota and hereby waives any defense of lack of personal jurisdiction. Venue, for the purpose of all such suits, shall be in Hennepin County, State of Minnesota.

8. Specific Performance. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the covenants contained in this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of such covenants and to enforce specifically such covenants in any action instituted before a proper forum in addition to any other remedy to which such other party may be entitled under this Agreement or at law or in equity.

9. Notices. All notices hereunder shall be in writing and shall be delivered by hand, sent by overnight courier with national reputation, or sent by registered or certified mail, return receipt requested, postage prepaid, to the party to receive the same at the address set forth below or at such other address as may have been furnished to the sender by notice hereunder:

To Executive:

Michael Meek

_______________________

_______________________

To Lifetouch:

Office of the General Counsel Lifetouch Inc.

11000 Viking Drive, Suite 400 West Eden Prairie, MN 55344

10. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

11. Amendments and Waivers. No prov1s10n hereof may be altered, amended, modified, waived or discharged in any way whatsoever except by written agreement executed by both parties. No delay or failure of either party to insist, in any one or more instances, upon performance of any of the terms and conditions of this Agreement or to exercise any rights or remedies hereunder shall constitute a waiver or a relinquishment of such rights or remedies or any other rights or remedies hereunder.

12. Severability; Severance. In the event that any portion of this Agreement is held to be invalid or unenforceable for any reason, it is hereby agreed that such invalidity or unenforceability shall not affect the other portions of this Agreement and that the remaining covenants, terms and conditions or portions hereof shall remain in full force and effect, and any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable and enforceable.

13. Term. This Agreement shall commence on the date of this Agreement and shall terminate, and the term of this Agreement (the “Term”) shall end, on (A) August 21, 2019 or (B) if the first day of the Transition Period occurs prior to August 21, 2019, the last day of the Transition Period.

14. Entire Agreement. This Agreement constitutes the entire agreement between Executive and Lifetouch with respect to the subject matter hereof and supersedes any and all oral or written prior agreements and understandings with respect to such subject matter. The parties have made no agreements, representations or warranties relating to the subject of this Agreement which are not set forth herein. Unless specifically provided in this Agreement, nothing in this Agreement shall affect or modify the rights of Executive or the Company under the Employment Agreement, under any equity agreement between Executive and the Company or under any agreement with Executive relating to confidential information, assignment of inventions, non- solicitation of employees or customers or non-competition with the Company, each of which agreement shall continue to operate by its terms.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LIFETOUCH INC.

By:	/s/ Martin Bassett
Its:	Martin Bassett, Chair, Compensation Committee

EXHIBIT A

RELEASE OF CLAIMS

In exchange for the promises contained in the Change in Control Severance Agreement dated as of                     , 2017 (“CIC Agreement”) by and between LIFETOUCH INC. (“Lifetouch” or “Company”) and                      (“You” or “Employee”), the parties agree as follows:

1. Your employment has terminated under circumstances that make you eligible for benefits under the CIC Agreement. Your last date of employment is        20         (the “Termination Date”) and separation of employment is effective at the close of business on the Termination Date.

2. In consideration of your Release of Claims, the Company will pay to you a lump sum payment as provided for in the CIC Agreement, in the amount of        dollars ($        ), which includes the following benefits and offsets described in Sections 2 and 3(c) of the CIC Agreement:

a.                  dollars ($        ), which is equal to [two (2)] times the sum of (i) your Base Salary plus (ii) your Target Incentive Bonus (with Base Salary and Target Incentive Bonus having the meanings set forth in the CIC Agreement); plus

b.                  dollars ($        ), which is equal to [twenty-four (24)] times the Company’s portion of the monthly premiums for group medical, group dental and basic group life insurance coverage, to the extent you are participating in such group plans as of the Termination Date, at the coverage level and premium rates in effect immediately prior to the Termination Date or at the time of the Change in Control (as defined in the CIC Agreement), whichever is more favorable to you; less

c.                  dollars ($        ), which is equal to the aggregate cash severance pay that you are eligible to receive from the Company or any successor under any policy, plan or agreement, other than the CIC Agreement, in the event of the termination of your employment with the Company (but not reduced by any in-kind benefits available to you thereunder such as outplacement or group benefit plan premiums).

3. Except as set forth in Paragraph 4 below, you agree to, and by signing this Release of Claims do, hereby release and forever discharge the Company, its affiliates, and their current and former officers, directors, employees, agents and representatives, both individually and in their business capacities, their employee benefit plans and programs and their administrators and fiduciaries (collectively “Released Parties”) from and of any and all claims and demands you have or might have against them, whether in law or equity, contract, tort, by statute, or by operation of law, arising out of or in connection with your employment by the Company or any of its affiliates, or separation of that employment. This release includes and covers, without limiting the generality of the foregoing, any claim you may have for wages, bonuses, incentive plans, vacation pay, benefits, retirement plan contributions, employment discrimination, harassment, defamation, retaliation or improper discharge. This release shall be deemed to include any claim arising under any federal, state or local statute or ordinance prohibiting discrimination in employment, including without limitation claims arising under the Age Discrimination in Employment Act.

You acknowledge that you may rescind this Release of Claims under the Minnesota Human Rights Act within fifteen (15) calendar days of the signing of this Release of Claims. You further acknowledge that you may rescind this Release of Claims under the Federal Age Discrimination in Employment Act within seven (7) days of signing. To be effective, the rescission must be in writing and delivered to the Company to the attention of the Vice President Human Resources of Lifetouch Inc., 11000 Viking Drive, Suite 400W, Eden Prairie, MN 55344 by hand or by certified mail, return receipt requested, within the applicable rescission period. You agree that if you rescind this Release of Claims, you will immediately reimburse the Company for any and all payments made to you or on your behalf and for the value of any post- separation property, services or benefits provided to you under the CIC Agreement.

4. This Release of Claims is not intended to waive your rights, if any, to claim the following: unemployment benefits; workers’ compensation benefits for work-related injury or illness; COBRA or other state insurance continuation rights; vested benefits under any applicable qualified or nonqualified benefit plans (such as retirement benefits, MIP and Stock Option rights), subject to the terms and conditions of said plans; your rights, if any, to obtain disability insurance benefits from Company’s disability benefits insurer, subject to the terms and conditions of all applicable plans, policies and laws; or your rights, if any, to be provided insurance coverage or otherwise indemnified, defended and held harmless from any third-party claims with respect to your performance as an employee, officer, agent or representative of Company or any affiliated company owned or operated by it, subject to the terms and conditions of applicable insurance policies, laws, and subject to any of Company’s defenses and/or offsets.

5. Your rights and obligations under the Lifetouch Inc. Employee Stock Ownership Plan will be governed by the terms and conditions of the applicable plan.

6. As additional consideration for this Release of Claims, you agree to keep the terms confidential, except that you may disclose them to your spouse, tax advisors or accountants, legal counsel, and applicable tax authorities, or as otherwise required by law. You are encouraged to disclose the terms of this Release of Claims to your legal representative solely for the purpose of providing advice on the terms of this Release of Claims. You further acknowledge that you have twenty-one (21) days from the receipt of this Release of Claims to consider whether to accept its terms. The twenty-one (21) day period shall begin on                         ,20        . You agree that any changes to this Release of Claims, whether material or immaterial, will not restart the acceptance period. You, by signing this Release of Claims, acknowledge and agree that you have had the benefit of the twenty-one (21) day period, have been advised to consult with an attorney regarding this Release of Claims, have carefully read and understand all provisions of this Release of Claims, and have entered into this Release of Claims knowingly and voluntarily.

7. You affirm that any leave you were entitled to under the Family and Medical Leave Act or related state or local leave or disability accommodation laws has been granted. You further affirm that you have no known workplace injuries or occupational diseases. You acknowledge and affirm all continuing obligations under any employment or other agreement in effect between you and the Company, including without limitations obligations under the Employment Agreement (as defined in the CIC Agreement) with respect to non-competition, non-solicitation, assignment or intellectual property rights, confidentiality, and/or non- disparagement of the Company and Company products, services, employees and representatives.

Dated

Dated:	LIFETOUCH INC.

By:
Its: